SCHEDULE A

VALUED ADVISERS TRUST
PORTFOLIOS AND CLASSES THEREOF
As amended on April 23, 2010

 PORTFOLIO/CLASSES

Golub Group Equity Fund

TEAM Asset Strategy Fund

LS Opportunity Fund